UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2018

Wyndham Worldwide Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Sylvan Way
Parsippany, NJ	07054
(Address of Principal Executive	(Zip Code)
Offices)

(973) 753-6000
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01              Other Events.

Wyndham Worldwide Corporation (“Wyndham Worldwide”) announced in a press release on May 9, 2018 that its Board of Directors has approved the pro rata distribution of all of the outstanding shares of common stock of Wyndham Hotels & Resorts, Inc. (“Wyndham Hotels”) to Wyndham Worldwide stockholders. The Board of Directors set the record date for the distribution as the close of business on May 18, 2018. The distribution is expected to occur on May 31, 2018. Wyndham Worldwide stockholders will receive one share of Wyndham Hotels common stock for each share of Wyndham Worldwide common stock they own as of the record date.

Wyndham Hotels previously filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form 10 (as amended, the “Registration Statement”). On May 9, 2018, the Commission declared the Registration Statement effective.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated May 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

	By:	/s/ Nicola Rossi
	Name:	Nicola Rossi
	Title:	Chief Accounting Officer

Date: May 11, 2018